SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      August 6, 2001
(Date of earliest event reported)  (August 2, 2001)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)



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Item 5.  Other Events

On August 2, 2001, the Registrant issued the following press release:

CTC Completes Western Massachusetts Beta Trial and Expands its On-Net Dial Tone Voice Service Offerings to Eastern Massachusetts

--CTC Packet Based Dial Tone and Voice Services Now Available to all Massachusetts Customers

WALTHAM, Mass.--Aug. 2, 2001-- CTC Communications (NASDAQ NM: CPTL)-- announced that beta testing of its PowerPath(SM) network dial tone and voice services in western Massachusetts has been successfully completed and the Company is offering these services on a commercial basis to western Massachusetts customers.

The Company also announced it has completed all required interconnection and obtained the certifications necessary to begin offering these on-net dial tone and voice services to customers in eastern Massachusetts. The Company's seven eastern Massachusetts branch offices and its headquarters' complex are currently in the process of moving to its on-net dial tone and voice services which will complete by August 15, 2001. The Company does not require beta testing in eastern Massachusetts and will begin offering these services to eastern Massachusetts' customers this month.

Eastern Massachusetts is the second marketplace where CTC is offering packet-based dial tone and voice services. The Company will progressively implement these services, on an area by area basis, across its Northeast and Mid-Atlantic states operating area. Eastern Massachusetts will be followed by New Hampshire, Rhode Island, Maine and New York with the remaining states anticipated to complete progressively through the first quarter 2002.

Dial tone, local voice services and switched long distance services are provided on the Company's packet based PowerPath(SM) network utilizing a softswitch. The softswitch processes and connects voice calls within the PowerPath(SM) network as well between the PowerPath(SM) network and the Public Switched Telephone Network. On-net customers can place and receive voice calls to and from any person served by any carrier in the world, whether located next door or continents away. The Company currently has over 100 customers utilizing softswitch based voice services.

Robert Fabbricatore, CTC's Chairman and CEO stated, "CTC currently provides dedicated long distance voice, data and Internet services to customers on its PowerPath(SM) network, which represents about half of our customer's telecommunications spend. As we progressively implement on-net dial tone local voice services across our operating area, 100% of our resale customer telecommunications spend becomes eligible to move to our network at a 10-35% savings to the customer and 50% plus, incremental margin to the Company. Although on-net dial tone local voice services are not necessary for the Company to attain positive EBITDA in this year's December quarter, they are a major on-net revenue and margin opportunity which begins now and will grow progressively as we make these services available across our operating area. Local dial tone voice services are the final step in our business plan and establish our packet-based network as a lower cost, 100% replacement for today's legacy voice, data and hybrid networks".
    About CTC Communications

CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world--the Washington D.C. to Boston corridor. CTC was managing more than 535,000 access lines as of June 30, 2001.

CTC's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast and an access line retention rate in excess of 99 percent. CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including dial tone local voice services implementation, the attainment of EBITDA positive results, improved margins and existing resale customer movement to the network. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

CONTACT: CTC Communications
John Pittenger
EVP and Chief Financial Officer
pitt@ctcnet.com
www.ctcnet.com


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on August 6, 2001.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration